UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2022

e.l.f. Beauty, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37873	46-4464131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

570 10th Street
Oakland, CA 94607
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (510) 778-7787
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ELF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.
On November 2, 2022, e.l.f. Beauty, Inc. (the “Company”) issued a press release announcing its financial results for the three and six months ended September 30, 2022, a copy of which is attached hereto as Exhibit 99.1.
The information in this Item 2.02 of Current Report on Form 8-K and Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Securities and Exchange Commission’s rules and regulations, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 27, 2022, Kirk Perry resigned from the Board of Directors (the “Board”) of the Company, effective as of November 4, 2022. Mr. Perry has been a director of the Company since 2016, and his decision to resign comes after six years of service on the Board. His decision to resign is not due to any disagreement with the Company on any matter relating to its operations, policies, practices or otherwise.

Mr. Perry’s prospective resignation date will help ensure an orderly transition as he will fulfill his services as a director of the Company and as the chair of the Compensation Committee of the Board through the expected filing of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2022.

On October 31, 2022, the Board appointed Gayle Tait to the Board as a Class I director, effective on November 4, 2022, with an initial term expiring at the Company’s 2023 annual meeting of stockholders. Ms. Tait is expected to stand for election to the Board at the 2023 annual meeting of stockholders.

Since May 2022, Ms. Tait has served as the Chief Executive Officer of Trove, a resale platform for brands and retailers. Ms. Tait joined Trove as its President in January 2021after serving as Managing Director for Google Play’s global prepaid card business and payments partnerships, a multi-billion dollar business operating in 35 markets across the world, from April 2016 through December 2020. Before joining Google, Ms. Tait spent almost fifteen years at L’Oreal, most notably leading L’Oreal’s UK & Ireland business. Ms. Tait has served as an advisor to First Horizon Bank’s Technology Advisory Board since November 2019. Ms. Tait has a B.A. in English and Modern Languages from Oxford University, England.

Ms. Tait will be entitled to compensation for her service as a member of the Board that is consistent with the compensatory arrangements the Company has in place with its other non-employee directors. The Company expects to enter into the Company’s standard form of indemnification agreement with Ms. Tait.

There was no arrangement or understanding pursuant to which Ms. Tait was appointed to the Board. There are no family relationships between Ms. Tait and any director or executive officer of the Company, or any person chosen by the Company to become a director or executive officer. There are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Ms. Tait was or is a participant.

Item 9.01	Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press release dated November 2, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

e.l.f. Beauty, Inc.

Date: November 2, 2022	By:	/s/ Mandy Fields
Mandy Fields
Chief Financial Officer